CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A of Rochdale Investment Trust and to the use of our report dated April 20, 2000 on the financial statements and financial highlights of the Rochdale Atlas Portfolio, Rochdale Magna Portfolio, and Rochdale Atlas Portfolio, each a series of the Rochdale Investment Trust. Such financial statements and financial highlights appear in the 2000 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                              /s/ TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
JULY 20, 2000